EXHIBIT 11


                          GOODY'S FAMILY CLOTHING, INC.


                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

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

                                                              Thirteen                   Twenty-six
                                                           Weeks Ended                  Weeks Ended
                                                      August 1,      August 2,        August 1,        August 2,
                                                       1998            1997            1998              1997

Net earnings for the period                          $ 8,658,000        $5,418,000    $16,426,000     $10,476,000

Weighted average common shares
   outstanding - Basic (a)                              33,538,000      32,496,000        33,384,000       32,421,000

Common equivalent shares for outstanding stock
options                                                  1,451,000       1,083,000         1,452,000          985,000
                                                     -----------------------------------------------------------------
Weighted average common shares
  outstanding - Diluted (a)                             34,989,000      33,579,000        34,836,000       33,406,000
                                                     -----------------------------------------------------------------
                                                     -----------------------------------------------------------------

Earnings per common share (a)
  Basic                                                 $    0.26        $ 0.17         $ 0.49       $ 0.32
                                                     =================================================================
  Diluted                                               $    0.25        $ 0.16         $ 0.47       $ 0.31
                                                     =================================================================
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(a) The Company  adopted  Statement of Financial  Accounting  Standards No. 128,
"Earnings  per  Share"  as  required  in the  fourth  quarter  of  fiscal  1997.
Accordingly, earnings per share and related data for the periods ended August 2,
1997 have been restated to conform to this new standard.

Earnings per share and related data for the periods ended August 2, 1997 have also been restated to reflect a two-for-one stock split effected in July 1998.




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